EXHIBIT (j)(4)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 94 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our report dated December 16, 2003 relating to the financial statements of High Income Portfolio, which appears in the statement of additional information of Eaton Vance Strategic Income Fund.




/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

February 25, 2004
Boston, Massachusetts